EXHIBIT 4.15.1
Accession Deed
The taking of this document or any certified copy of it or any document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to any Finance Document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Finance Document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any e-mail communication which refers to any Finance Document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Finance Document to an Austrian addressee.
This agreement is made by way of deed on [date]
BY [entity] (the “Acceding Party”)
AND IS SUPPLEMENTAL to an intercreditor agreement (the “Intercreditor Agreement”) dated 11 May 2007 as amended and restated on 21 June 2007, 29 June 2007 and on November 5, 2009, and made between, among others, Reynolds Group Holdings Limited (formerly Rank Group Holdings Limited), Beverage Packaging Holdings (Luxembourg) I S.A., Credit Suisse as administrative agent, Credit Suisse as senior issuing bank, The Bank of New York Mellon as collateral agent, senior secured notes trustee and high yield noteholders trustee and Credit Suisse as security trustee.
IT IS AGREED as follows:
1.	Words and expressions defined in the Intercreditor Agreement shall bear the same meaning herein.
2.	The Acceding Party confirms it has been supplied with a copy of the Intercreditor Agreement.
3.	The Acceding Party covenants with the Parties to be bound by the terms of the Intercreditor Agreement as a Subordinated Guarantor and an Obligor.
4.	The Acceding Party shall accede to the Intercreditor Agreement in accordance with the terms thereof.
5.	This agreement and all non contractual obligations arising from or in connection with it shall be governed by, and construed in accordance with, English law.

IN WITNESS whereof this agreement has been duly executed and delivered as a deed on the day and year first above written by [entity].

Acceding Party

Signed as a deed by	)
)
)

Security Trustee
(for itself and all other parties)

SIGNED	)
For and on behalf of	)
CREDIT SUISSE	)

Collateral Agent

SIGNED	)
For and on behalf of	)
THE BANK OF NEW YORK MELLON	)

Senior Agent

SIGNED	)
For and on behalf of	)
CREDIT SUISSE, CAYMANS ISLANDS BRANCH	)

by

Name:
Title:

by

Name:
Title: